Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of ConocoPhillips (No. 333-179626), ConocoPhillips Company (No. 333-179626-03), ConocoPhillips Trust I (No. 333-179626-01), and ConocoPhillips Trust II (No. 333-179626-02), for the registration of debt and equity securities and to the incorporation by reference therein of our report dated February 21, 2012 (except for the matters discussed in Notes 25 and 26, as to which the date is December 3, 2012), with respect to the consolidated financial statements and condensed consolidating financial information and financial statement schedule of ConocoPhillips, and our report dated February 21, 2012 with respect to the effectiveness of internal control over financial reporting of ConocoPhillips, included in its Current Report on Form 8-K dated December 3, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

December 4, 2012